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                                                            EXHIBIT 11

                AMERICAN EXPRESS COMPANY AND CONSOLIDATED SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                          Five Years Ended December 31, 1995

                                 1995          1994          1993          1992          1991
                                ------        ------        ------        ------        ------
1. Weighted average number
    of common shares issued
    and outstanding           489,692,167   497,281,258   484,754,771   476,047,601   468,950,425
2. Weighted average number
    of shares In-Lieu/LOI         504,044       510,109       414,904       463,128       465,383
3. Common shares assuming
    exercise of stock options   7,756,607     3,084,114     2,777,899       255,139       331,756
4. Common share equivalents
    for Variable Rate
    Convertible Notes                   -             -             -             -         6,117
5. Berkshire Hathaway                   -     7,939,686    12,190,155             -             -
                               ----------    ----------    ----------    ----------    ----------
6. Primary common shares and
    common share equivalents  497,952,818   508,815,167   500,137,729   476,765,868   469,753,681
7. Additional common shares
    assuming exercise of
    stock options based on
    year-end market price       1,619,795       312,691       474,233             -             -
8. Common shares reserved
    for conversion of 9%
    Convertible Debentures              -       538,409     3,519,727             -     3,865,733
9. Common shares reserved
    for conversion of 7 1/2%
    Convertible Debentures        126,337       142,984       195,406             -       198,582
10.Preferred shares to
    Nippon - 5% Dividend        6,239,872     6,239,872             -             -             -
                               ----------    ----------    ----------    ----------    ----------
11.Fully diluted common
    shares and common
    share equivalents         505,938,822   516,049,123   504,327,095   476,765,868   473,817,996
                              ===========   ===========   ===========   ===========   ===========
12.Income from continuing
    operations before
    accounting changes
    ($ millions)                $   1,564     $   1,380     $   1,605     $     578    $      607
13.Less:
    Dividends on Money
     Market Preferred Shares            -             -             -             -           (14)
    Dividends on Convertible
     Exchangeable Preferred
     Shares                           (16)          (16)          (16)          (16)          (16)
    Dividends on $216.75
     CAP Preferred Shares               -             -             -           (27)          (10)
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14.Income from continuing
    operations before accounting
    change applicable to primary
    common shares and common
    share equivalents               1,548         1,364         1,589           535           567
15.Discontinued operations,
    net of income taxes                 -            33          (127)         (149)          182
16.Cumulative effect of
    changes in accounting
    principles, net of
    income taxes                        -             -             -            32             -
                               ----------    ----------    ----------    ----------    ----------
17.Net income applicable to
    primary common shares and
    common share equivalents        1,548         1,397         1,462           418           749
18.Add back:
    Interest on convertible debt,
    net of income tax benefit           -             1             4             -             4
                               ----------    ----------    ----------    ----------    ----------
19.Net income applicable to
    fully diluted common
    shares and common
    share equivalents           $   1,548     $   1,398      $  1,466     $     418    $      753
                              ===========   ===========   ===========   ===========   ===========
20.Income from continuing
    operations before accounting
    change applicable to fully
    diluted common shares and
    common share equivalents
    (19 - (15+16))              $   1,548     $   1,365      $  1,593     $     535    $      571
                              ===========   ===========   ===========   ===========   ===========
21.Income from continuing
    operations before accounting
    changes per share:
     Primary (14/6)             $    3.11     $    2.68      $   3.17     $    1.12    $     1.21
     Fully diluted (20/11)      $    3.06     $    2.65      $   3.16     $    1.12    $     1.21

22.Income (loss) from discontinued
    operations per share:
     Primary (15/6)             $       -     $     .07      $   (.25)    $    (.31)   $      .38
     Fully diluted (15/11)      $       -     $     .06      $   (.25)    $    (.31)   $      .38

23.Cumulative effect of
    accounting changes per
    share:
     Primary (16/6)             $       -     $       -      $      -     $     .07    $        -
     Fully diluted (16/11)      $       -     $       -      $      -     $     .07    $        -

24.Net income per share:
     Primary (17/6)             $    3.11     $    2.75      $   2.92     $     .88    $     1.59
     Fully diluted (19/11)      $    3.06     $    2.71      $   2.91     $     .88    $     1.59

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Note:  The above amounts reflect changes in accounting
       principles relating to income taxes and post-retirement benefits other than pensions in 1992.


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